UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2018

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   □

ITEM 2.02.	Results of Operations and Financial Condition

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to them. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us and described in the Company’s most recently filed Annual Report on Form 10-K, or the Company’s other filings with the SEC, as the case may be. You should not place undue reliance on forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update these forward-looking statements.

On February 1, 2018, Pacific Biosciences of California, Inc. (the “Company”) reported its financial results for the year ended December 31, 2017. The Company’s unaudited Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations and Comprehensive Loss and Condensed Consolidated Statements of Cash Flows are filed together as Exhibit 99.1 hereto and are incorporated herein by reference. The accompanying financial statements are condensed since they do not include the consolidated statements of stockholders’ equity, all the footnotes and related disclosures required for a complete set of financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Product, service and other revenue for the year ended December 31, 2017 increased by 19% to $93.5 million, compared to $78.6 million for 2016. Total revenue for the year ended December 31, 2017 was $93.5 million, compared to $90.7 million for 2016. Total revenue for 2016 included $12.1 million of contractual revenue, whereas 2017 included no contractual revenue.

Gross profit for the year ended December 31, 2017 was $34.7 million, resulting in a gross margin of 37%. Gross profit for the year ended December 31, 2016 was $44.2 million, resulting in a gross margin of 49%. This included $12.1 million of contractual revenue at a 100% gross margin. Excluding this contractual revenue and related margin, adjusted gross margin for the year ended December 31, 2016 would have been 41%, and adjusted for the contractual revenue, this change in gross margin year over year can be primarily attributed to an increase in costs. Adjusted gross margin is not meant to be considered in isolation or as a substitute for gross margin. Adjusted gross margin is subject to limitations and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP.

Operating expenses totaled $124.4 million for the year ended December 31, 2017, compared to $115.4 million for 2016. Operating expenses for the year ended December 31, 2017 and 2016 included non-cash stock-based compensation of $18.0 million and $17.4 million, respectively.

The net loss for the year ended December 31, 2017 was $92.2 million, compared to a net loss of $74.4 million for 2016.

Cash, cash equivalents and investments, excluding restricted cash, at December 31, 2017 totaled $62.9 million, compared to $72.0 million at December 31, 2016.

The Company has updated its disclosure regarding its Management’s Discussion and Analysis of Financial Condition and Results of Operations, Business and Risk Factors. The revised disclosure is filed herewith as Exhibit 99.2 and incorporated herein by reference.

The information set forth in this Item 2.02, as well as Exhibit 99.1 and 99.2 referenced therein, shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Condensed Consolidated Balance Sheets (unaudited), Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited) and Condensed Consolidated Statements of Cash Flows (unaudited).

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations, Business and Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Susan K. Barnes
Susan K. Barnes Executive Vice President, Chief Financial Officer & Principal Accounting Officer

Date: February 1, 2018